EXHIBIT 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports 64% Increase in Net Income and 50% Increase in 1st Quarter EPS

PITTSBURGH, Pa., May 18, 2004 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended May 1, 2004.

Net income for the first quarter ended May 1, 2004 increased 64% to $10.9 million and earnings per share increased 50% to $0.21 per diluted share as compared to net income of $6.7 million and earnings per share of $0.14 per diluted share for the quarter ended May 3, 2003. Total sales for the quarter increased 20% to $364.2 million. Comparable store sales increased 4.6%.

“We are pleased to begin the fiscal year with such a strong first quarter,” said Edward W. Stack, Chairman and CEO. “We again executed on the inventory management front with comp sales of 4.6%, gross profit margin increasing 100 basis points and a decline in inventory per square foot of 2.6%.”

“In addition, this quarter, we opened six new stores with a plan to open an additional 19 by the end of the year. We also continued building our infrastructure for the future as we broke ground on the 200,000 square foot expansion of our distribution center planned to be in operation early next year. ”

First Quarter Store Openings

During the first quarter, the Company opened six new stores. Four of these stores were in new markets: Three in the Indianapolis, IN metropolitan area (Greenwood, Castleton and Avon), and Myrtle Beach, SC. Two of the stores opened were in existing markets: Niles, OH (the second store in the Youngstown market) and Plainville, CT (the third store in the Hartford market). As of May 1, 2004, the Company operated 169 stores in 27 states.

Second Quarter and Full Year Outlook

The Company’s current outlook for the second quarter of 2004 and the full year is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Second Quarter 2004

•	Based on an estimated 52.5 million fully-diluted shares outstanding, EPS for the second quarter is expected to be $0.32 – 0.33 per diluted share, a 3 – 6% increase over the prior year’s second quarter EPS of $0.31. Last year’s second quarter included $0.02 per fully-diluted share of gain from the sale of stock of our third-party internet commerce service provider, while this year’s second quarter estimate includes $0.01 per fully-diluted share of expenses for the relocation of a store.

•	Net income is expected to be $16.8 – 17.2 million, compared to last year’s net income of $15.5 million in the second quarter, an increase of 8 – 11%.

•	Comparable store sales are expected to increase 2-3%.

•	There are no stores planned to open in the second quarter. The Company expects to relocate three stores during the quarter. Expenses associated with the relocations are expected to be approximately $0.7 million after-tax. These expenses are included in the guidance for net income and EPS above and in the full year guidance below.

Full Year 2004

•	Based on an estimated 53.2 million fully-diluted shares outstanding, the Company now anticipates reporting EPS for the full year of $1.27 – 1.28 per diluted share, an increase from the prior guidance of $1.24 – 1.25. Compared to last year’s earnings per fully-diluted share of $1.05, this represents an increase of 21 – 22%.

•	Net income is expected to be $67.6 – 68.1 million, compared to last year’s net income of $52.8 million, an increase of 28 – 29%. Prior guidance for net income was $65.7 – 66.5 million.

•	Comparable store sales are expected to increase approximately 3%.

Conference Call Info

The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 21656378. The dial-in replay will be available for 7 days following the live call.

Forward Looking Statements and Note on Presentation of Prior Period EPS

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on April 8, 2004. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on April 5, 2004 to our stockholders of record on March 19, 2004.

About Dick’s Sporting Goods, Inc.

Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of May 1, 2004, the Company operated 169 stores in 27 states throughout the Eastern half of the U.S.

Dick’s Sporting Goods, Inc. news releases are available at
http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Contact:

Michael F. Hines EVP — Chief Financial Officer or
Jeffrey R. Hennion, SVP — Strategic Planning
412-788-6066
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 1,	May 3,
	2004	2003
Net sales	$364,207	$304,728
Cost of goods sold, including occupancy and distribution costs	261,528	221,880

GROSS PROFIT	102,679	82,848
Selling, general and administrative expenses	82,167	68,802
Pre-opening expenses	2,742	2,456

INCOME FROM OPERATIONS	17,770	11,590
Interest expense, net	642	506
Other income	(1,000)	–

INCOME BEFORE INCOME TAXES	18,128	11,084
Provision for income taxes	7,251	4,434

NET INCOME	$10,877	$6,650

EARNINGS PER COMMON SHARE:
Basic	$0.23	$0.16
Diluted	$0.21	$0.14
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47,321	41,028
Diluted	52,392	47,961

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	May 1,	May 3,	January 31,
	2004	2003	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$172,778	$15,748	$93,674
Short-term investments	19,933	–	–
Accounts receivable, net	17,603	20,235	10,417
Inventories, net	314,599	283,771	254,360
Prepaid expenses and other current assets	6,789	7,099	5,222
Deferred income taxes	1,585	9,850	1,021

Total current assets	533,287	336,703	364,694
Property and equipment, net	95,281	76,742	100,965
Construction in progress — leased facilities	22,334	–	10,927
Long-term investments	28,010	–	–
Other assets	27,963	20,577	21,945

TOTAL ASSETS	$706,875	$434,022	$498,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$158,747	$137,787	$118,383
Accrued expenses	66,078	55,875	72,090
Deferred revenue and other liabilities	28,954	18,196	37,037
Income taxes payable	3,164	3,811	–
Current portion of other long-term debt and capital leases	505	213	505

Total current liabilities	257,448	215,882	228,015

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	–	–
Revolving credit borrowings	–	45,275	–
Other long-term debt and capital leases	3,288	3,312	3,411
Non-cash obligations for construction in progress — leased facilities	22,334	–	10,927
Deferred revenue and other liabilities	13,308	12,919	13,197

Total long-term liabilities	211,430	61,506	27,535

STOCKHOLDERS’ EQUITY:
Preferred stock	–	–	–
Common stock	335	270	331
Class B common stock	141	152	141
Additional paid-in capital	159,738	139,194	175,748
Retained earnings	73,921	16,875	63,044
Accumulated other comprehensive income	3,862	143	3,717

Total stockholders’ equity	237,997	156,634	242,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$706,875	$434,022	$498,531

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 1,	May 3,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,877	$6,650
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,296	3,283
Deferred income taxes	(649)	(1,777)
Tax benefit from exercise of stock options	2,895	5,554
Other non-cash items	—	2,067
Changes in assets and liabilities:
Accounts receivable	(3,956)	(3,835)
Inventories	(60,239)	(50,274)
Prepaid expenses and other assets	(1,569)	(499)
Accounts payable	33,213	8,718
Accrued expenses	(6,012)	(3,373)
Income taxes payable	3,709	(8,952)
Deferred revenue and other liabilities	(7,916)	(3,823)

Net cash used in operating activities	(25,351)	(46,261)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,820)	(9,387)
Proceeds from sale-leaseback transactions	12,152	7,403
Purchase of held-to-maturity securities	(47,943)	—
Increase in recoverable costs from developed properties	(3,230)	—

Net cash used in investing activities	(49,841)	(1,984)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	172,500	—
Revolving credit borrowings, net	—	45,275
Payments on other long-term debt and capital leases	(123)	(52)
Payment for purchase of bond hedge	(33,120)	—
Proceeds from issuance of warrant	12,420	—
Transaction costs for convertible notes	(5,786)	—
Proceeds from exercise of stock options	1,254	3,606
Increase in bank overdraft	7,151	3,861
Transaction costs related to initial public offering	—	183

Net cash provided by financing activities	154,296	52,873

NET INCREASE IN CASH AND CASH EQUIVALENTS	79,104	4,628
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,674	11,120

CASH AND CASH EQUIVALENTS, END OF PERIOD	$172,778	$15,748

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$11,407	$—

Regulation G Reconciliation

The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information. EBITDA for the 13 weeks ended May 1, 2004 and the last 12 months ended May 1, 2004 was $23.1 million and $115.6 million, respectively. EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

EBITDA
(Dollars in thousands)

	13 Weeks	Last 12 Months
	Ended May 1,	Ended May 1,
	2004	2004
Net income	$10,877	$57,046
Provision for income taxes	7,251	38,029
Interest expense, net	642	1,967
Depreciation and amortization	4,296	18,567

EBITDA	$23,066	$115,609